Exhibit 99.1

Press Release

Media Contact:	Investor Contact:
Karin Clark	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: kclark@lunainnovations.com	Email: ir@lunainnovations.com
Phone: 1.540.769.8400	Phone: 1.703.744.7800

Luna Innovations Reports Second Quarter 2007 Financial Results

Company Achieves 59% Revenue Growth for the Second Quarter 2007;

Product and License Revenue Growth of 163% Drives Gross Margin Expansion;

Cash Balance Improves During Quarter

ROANOKE, VA, August 8, 2007 — Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for its second quarter ended June 30, 2007.

As compared to the same quarter last year, revenues grew by 59%, from $4.9 million to $7.9 million, gross profit increased from $1.4 million to $2.9 million, and the loss per share declined from $0.37 to $0.21.

Kent Murphy, Chairman and Chief Executive Officer, provided this overview: “While we are still in the early stages of realizing a return on our investments in the product side of our business, those investments are being validated by strong financial trends, including increasing revenues, substantially improved margins and more efficient cash usage, as well as the achievement of significant operating milestones. Our technology portfolio and contracts for additional development opportunities continue to expand - as do the product sales and licensing transactions that emerge from those contracts. The high-growth, higher-margin product and license revenues are becoming a larger percentage of our total revenues, increasing from 15% of total revenues in the second quarter of 2006 to 25% in this year’s second quarter. Product sales increased year-over-year by 163%, from $762,442 to $2.0 million, driving gross profit, as a percentage of revenue, from 29% in the second quarter of 2006 to 37% in our most recent quarter.”

Murphy added, “We also achieved two important milestones in medical devices this past quarter. The first was the Food and Drug Administration (FDA) clearance of our emboli detection and classification system, the EDAC™ QUANTIFIER, and second was the signing of a multi-year intellectual property licensing, development and supply agreement with Intuitive Surgical, the world leader in robotic-assisted minimally invasive surgery (MIS).

“Now that the EDAC QUANTIFIER has FDA clearance, we are pursuing our next steps for the device, which includes certification of its manufacturing process so that it can be deployed in a clinical environment in the United States, and entering into a strategic marketing agreement with a third party distributor for the device.

“Another important event was the announcement of our partnership with Intuitive Surgical. Upon successful completion of the multi-year development effort, Intuitive intends to integrate Luna’s shape sensing technology into its product line, which includes the da Vinci® Surgical System. Intuitive plans to broaden the application of its MIS approach to an expanding range of procedures, which represents a great, long-term growth opportunity for Luna.

“In addition to medical devices, we are also developing nanotechnology that has potential pharmaceutical applications. In partnership with Virginia Commonwealth University, we have shown that carbon nanospheres are capable of blocking the allergic response in both human cell culture experiments and in mice. Although this technology is still in the early stages of development, we believe this discovery could potentially lead to new therapies for allergies using nanomaterials and the creation of an entirely new field of medicine we are calling nanoImmunology. In keeping with our business model, we intend to seek strategic partners to help further these developments.”

Second Quarter Financial Highlights

•	Total revenues for the second quarter of 2007 increased 59% compared to the second quarter of 2006.

•

Product revenues represented over 25% of total revenues in the second quarter of 2007, compared to 15% in the second quarter of 2006. Product revenues grew 163% to approximately $2.0 million in the second quarter of 2007, compared to $762,442 in the second quarter of 2006.

•	Gross profit for the second quarter of 2007 increased to $2.9 million, or 37% of revenues, from $1.4 million, or 29% of revenues, for the corresponding period of 2006.

•

While operating expenses grew compared to last year, operating expenses as a percentage of revenue decreased from 86% in the second quarter of 2006, to 66% in the second quarter of 2007, and have remained consistent at a range of $5.2 million to $5.4 million for each of the past three quarters.

•	The company reported a loss per share for the second quarter of 2007 of $0.21 per share, compared to a loss per share of $0.37 for the second quarter of 2006.

•

On a sequential basis, the company’s cash and cash equivalents increased to approximately $13,933,000 at June 30, 2007, compared to approximately $13,889,000 at March 31, 2007. Cash flows for the second quarter included approximately $338,000 cash provided by operating activities, $472,000 cash used in investing activities, and $178,000 cash provided by financing activities. Cash flows from operating activities also included an increase of approximately $1.4 million in deferred revenues during the quarter.

Business Highlights

Technology Development

•

Reinforced leadership position in harsh environment sensors by winning a $2.1 million contract with a U.S. government agency for the development of sensors and electronics that have the potential to be deployed in future transport vehicles and nuclear power plants.

•

Awarded $1.6 million in continuation contracts for development of potential nanomaterial photonic applications, including increased solar cell efficiency, development of higher-speed telecommunication devices, and more sensitive medical diagnostic equipment.

•

Published a paper in collaboration with Virginia Commonwealth University in the July 1, 2007, issue of the Journal of Immunology. The study is the first to demonstrate that carbon nanospheres are capable of blocking allergic response in human cell culture experiments and mice, setting the stage for the development of new potential therapies for allergies using nanomaterials. According to the Asthma and Allergy Foundation of America, allergy is the fifth leading chronic disease in the United States among all ages, and the third most common chronic disease among children under 18 years old.

Healthcare Products

•	Received FDA clearance to market the EDAC QUANTIFER for clinical use in the United States.

•

Entered into a development and supply agreement with Intuitive Surgical, Inc. Under the terms of the multi-year agreement, Luna has agreed to develop and supply its fiber optic-based shape sensing and position tracking system for integration into Intuitive Surgical’s products, which includes the da Vinci® Surgical System.

Instrumentation, Test & Measurement Products

•

Booked twice as much business based on total contract value as compared to the same quarter of 2006 – receiving orders for more than $2.0 million and recognizing $1.2 million of revenues from shipment of optical instrumentation, test and measurement products.

•

Received the largest order in the history of the company’s Luna Technologies division for multiple Optical Vector Analyzer systems. The purchase allows an optical components manufacturer to replace multiple test stands with a single Luna instrument and is estimated by the customer to reduce their cost of testing by over 80%.

Outlook for Fiscal Year 2007

The company reiterates its guidance for continued strong growth in both its product and technology development divisions for the remainder of 2007. For fiscal year 2007, the company expects total revenue to be in the range of $30.0 million to $32.0 million, consisting of product and license revenue of $7.0 to $8.0 million and technology development revenue of $23.0 to $24.0 million. For the full year 2007, the company anticipates a net loss in the range of $9.0 to $9.5 million. For the third quarter of 2007, the company expects revenue of approximately $8.7 million and a net loss of approximately $2.3 million. The company plans to discuss its third quarter and fiscal year 2007 guidance on its investor conference call to be held later today.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its second quarter financial results and expectations for the remainder of 2007. The call can be accessed by dialing 1.866.770.7146 domestically or 1.617.213.8068 internationally prior to the start of the call. The access code is 99587972. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations

Luna Innovations Incorporated develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Our products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia. Additional information can be found at www.lunainnovations.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding, (i) expected realization of a return on investment in the company’s products; (ii) continued expansion of Luna’s technology portfolio and contracts for additional development opportunities; (iii) continued growth in higher-margin product and license revenues, (iv) the company’s plans to obtain certification for its EDAC product manufacturing process and entering into a strategic marketing agreement with a third-party distributor, (v) Intuitive’s plans to integrate Luna’s shape sensing technology into its product line pending successful completion of the multi-year development agreement, (vi) potential pharmaceutical applications for the company’s nanotechnology, including new potential therapies for allergies using nanomaterials and the creation of an entirely new field of medicine, (vii) the company’s plans to seek strategic partners to help further development of nanomaterial pharmaceuticals applications, (viii) potential deployment of the company’s sensor and electronic products in future transport vehicles and nuclear power plants, (ix) potential nanomaterial photonic applications, including increased solar cell efficiency, development of higher-speed telecommunication devices, and more sensitive medical diagnostic equipment, (x) the company’s guidance for continued strong growth in the both the product and technology development divisions for the remainder of 2007, and (xi) revenue and net loss guidance for the third quarter and full year 2007. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: the company’s ability to manage its growth effectively; the company’s ability to transition its revenue mix from technology development revenues to product and licensing revenues; the company’s ability to successfully identify market needs for new products; the risk that company’s proprietary rights may be insufficient to protect its technologies, including potential claims by third parties that the company infringes their intellectual property rights; the company’s continued reliance on contract research, including government grants and contracts available only to small businesses, for a significant portion of its revenue; the risk that the company may become ineligible for small business government grants and contracts in the future; the effect of competition in its markets and changes in customer demand; the potential impact of federal audits and investigations; delay in obtaining clearance by the U.S. Food and Drug Administration or meeting other regulatory requirements, and failure to comply fully with such regulations; the company’s ability to secure third-party reimbursement for its healthcare products; continued difficulty in, or increased costs related to, hiring, training and retaining skilled employees; unanticipated manufacturing or supply problems; the potential for the company’s nanotechnology products to be perceived as harmful; a slowdown in the overall economy; and uncertainty in the global political environment. Additional factors that may affect the future results of the company are set forth in its annual and quarterly reports on Form 10-K and Form 10-Q, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at Luna Innovations’ website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Contract research revenues	$5,852,109	$4,170,273	$11,138,706	$8,091,212
Product and license revenues	2,003,171	762,442	3,786,747	1,357,740

Total revenues	7,855,280	4,932,715	14,925,453	9,448,952
Cost of revenues:
Contract research costs	4,048,424	3,105,289	7,898,039	6,013,124
Product and license costs	911,768	408,219	1,712,189	674,270

Total cost of revenues	4,960,192	3,513,508	9,610,228	6,687,394

Gross Profit	2,895,088	1,419,207	5,315,225	2,761,558
Operating expense	5,185,965	4,252,343	10,400,984	7,694,351

Operating loss	(2,290,877)	(2,833,136)	(5,085,759)	(4,932,793)

Other income (expense)
Other income	—	3,110	519	9,397
Interest income, net	113,107	109,185	225,375	113,145

Total other income	113,107	112,295	225,894	122,542

Loss before income taxes	(2,177,770)	(2,720,841)	(4,859,865)	(4,810,251)
Income tax expense	—	—	—	—

Net loss	$(2,177,770)	$(2,720,841)	$(4,859,865)	$(4,810,251)

Net loss per share:
Basic	$(0.21)	$(0.37)	$(0.48)	$(0.72)

Diluted	$(0.21)	$(0.37)	$(0.48)	$(0.72)

Weighted average shares:
Basic	10,136,446	7,277,964	10,053,371	6,677,306

Diluted	10,136,446	7,277,964	10,053,371	6,677,306

Luna Innovations Incorporated

Consolidated Balance Sheets

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$13,933,115	$17,866,753
Accounts receivable, net	7,999,979	7,233,406
Refundable income taxes	396,062	396,062
Inventory	1,334,619	843,294
Other current assets	447,039	503,703

Total current assets	24,110,814	26,843,218
Property and equipment, net	6,271,336	5,730,094
Intangible assets, net	1,965,947	2,031,489
Deferred tax asset	600,000	600,000
Other assets	12,355	12,413

Total assets	$32,960,452	$35,217,214

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$58,708	$85,378
Current portion of long-term debt obligation	—	214,955
Accounts payable	2,093,850	2,757,381
Accrued liabilities	4,367,025	3,627,277
Deferred credits	2,268,262	874,676

Total current liabilities	8,787,845	7,559,667
Long-term capital lease obligation	12,039	27,873
Long-term debt obligation	5,000,000	5,000,000
Deferred credits and other long term liabilities	604,418	554,418

Total liabilities	14,404,302	13,141,958

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized at March 31, 2007, no shares issued and outstanding	—	—
Common stock, par value $0.001, 100,000,000 shares authorized, 10,022,254 and 9,911,546 shares issued and outstanding	10,250	9,912
Additional paid-in capital	32,926,183	31,585,762
Accumulated deficit	(14,380,283)	(9,520,418)

Total stockholders’ equity	18,556,150	22,075,256

Total liabilities and stockholders’ equity	$32,960,452	$35,217,214

Luna Innovations Incorporated

Consolidated Statements of Cash Flows

	Six months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Cash flows used in operating activities
Net loss	$(4,859,865)	$(4,810,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	892,838	502,401
Share-based compensation	1,096,555	761,282
Change in assets and liabilities:
Accounts receivable	(766,573)	981,715
Inventory	(491,325)	—
Other assets	56,721	(347,358)
Accounts payable and accrued expenses	76,216	703,875
Deferred revenues	1,443,585	(489,876)

Net cash used in operating activities	(2,551,848)	(2,698,212)

Cash flows used in investing activities
Acquisition of property and equipment	(1,171,747)	(632,587)
Intangible property costs	(196,790)	(197,300)

Net cash used in investing activities	(1,368,537)	(829,887)

Cash flows from financing activities
Payments on debt obligations	(214,955)	—
Payments on capital lease obligations	(42,504)	(49,899)
Proceeds from issuance of common stock, net	—	17,660,608
Proceeds from the exercise of options and warrants	244,206	79,028

Net cash used in financing activities	(13,253)	17,689,737

Net change in cash	(3,933,638)	14,161,638
Cash - beginning of period	17,866,753	12,514,839

Cash - end of period	$13,933,115	$26,676,477

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